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                                                                    EXHIBIT 24.7


                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, THAT THE UNDERSIGNED CONSTITUTES AND APPOINTS TERENCE C. SEIKEL HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN: (i) FORM 10-K BEING FILED ON OR ABOUT THE DATE HEREOF BY ADVANCED ACCESSORY SYSTEMS, LLC, (THE "COMPANY"), (ii) ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THE COMPANY'S REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND DECLARED EFFECTIVE ON OR ABOUT JUNE 10, 1998, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH (INCLUDING ANY AMENDMENTS THERETO), WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.




                                                   /s/ Gerrit de Graaf
                                                   --------------------------
                                                   Name:  Gerrit de Graaf
                                                   Dated: March 25, 1999